Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	At Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL DECLARES
QUARTERLY CASH DIVIDEND

West Point, Georgia, January 28, 2014 – Charter Financial Corporation (NASDAQ: CHFN) today announced that its board of directors has declared a quarterly dividend of $0.05 per share. The dividend is payable on February 27, 2014, to stockholders of record as of February 12, 2014.
Charter Financial Corporation is a savings and loan holding company and the parent of CharterBank, a full-service community bank and a federal savings institution. CharterBank is headquartered in West Point, Georgia, and operates branches in central West Georgia, East Alabama and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and CharterBank on the internet at www.charterbk.com under About Us.
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